Exhibit 5.1

Consent of Independent Auditor

We consent to the incorporation by reference in this Registration Statement on Form F-10 (filed with the Securities and Exchange Commission on March 1, 2019) of our report dated March 29, 2018, with respect to the consolidated financial statements of CannTrust Holdings Inc. as at and for the years ended December 31, 2017 and 2016, which appears in Exhibit 99.55 to the Registration Statement on Form 40-F, as amended.

Toronto, Ontario
March 1, 2019

Chartered Professional Accountants
Licensed Public Accountants
Toronto, Ontario